UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2011

SANTARUS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-50651	33-0734433
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3721 Valley Centre Drive, Suite 400, San Diego, California 92130

(Address of Principal Executive Offices) (Zip Code)

(858) 314-5700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 21, 2011, Santarus, Inc. (“Santarus”) entered into a license agreement (the “License Agreement”) with Cowen Healthcare Royalty Partners, L.P. (“CHRP”) and Shore Therapeutics, Inc. (“Shore”). Under the License Agreement, Shore granted Santarus exclusive rights to commercialize Fenoglide® (fenofibrate) prescription products in the U.S. Fenoglide is approved by the U.S. Food and Drug Administration (“FDA”) as an adjunct to diet to reduce elevated low-density lipoprotein-cholesterol (LDL-C), total cholesterol, triglycerides and apolipoprotein B (Apo B), and to increase high-density lipoprotein-cholesterol (HDL-C) in adult patients with primary hyperlipidemia or mixed dyslipidemia. Fenoglide is also indicated as an adjunctive therapy to diet for treatment of adult patients with hypertriglyceridemia.

In partial consideration of the licenses and rights granted under the License Agreement, Santarus will pay Shore an $11 million upfront fee. In addition, Santarus will pay Shore tiered royalties on net sales of Fenoglide. The royalties are 5% on net sales of up to $10 million (commencing in 2013), a 20% royalty on net sales between $10 million and $20 million, and a 25% royalty on net sales above $20 million. Santarus will also be obligated to pay Shore one-time, success-based milestones contingent on sales achievement: $2 million if calendar year net sales equal or exceed $20 million and $3 million if calendar year net sales equal or exceed $30 million.

Under the terms of the License Agreement, Santarus is responsible for commercial, manufacturing and regulatory activities for Fenoglide. In connection with the assumption of these responsibilities, Shore’s existing agreements relating to the manufacture and supply of Fenoglide, as well as existing inventory, have been assigned to Santarus. Shore will be financially responsible for returns of Fenoglide sold or distributed prior to the effective date of the License Agreement, and for Fenoglide rebates, chargeback claims and discount or savings card redemptions pursuant to agreements in effect prior to the effective date. Santarus will be responsible for all other Fenoglide returns, rebates, chargebacks and discount or savings card redemptions.

Santarus has agreed to use commercially reasonable efforts to commercialize Fenoglide within the U.S. In addition, prior to the entry of any generic version of Fenoglide, Santarus is required to provide certain minimum detailing efforts and sales and marketing expenditures.

During the term of the License Agreement, Shore is not permitted to, directly or indirectly, develop, manufacture or commercialize any fenofibrate products for human use in the U.S., and CHRP is not permitted to, directly or indirectly, develop, manufacture or commercialize Fenoglide for human use in the U.S. Santarus also has exclusive rights to use the Fenoglide trademark in the U.S.

The License Agreement will remain in effect until Santarus ceases to commercialize licensed products in the U.S., unless terminated sooner. Subject to 180 days prior written notice to Shore, Santarus may terminate the License Agreement at any time. Under certain circumstances following the introduction of a generic version of Fenoglide, Santarus may also terminate the agreement upon 90 days prior written notice to Shore in the event it elects to cease sales of licensed products. Either Santarus or Shore may terminate the agreement in the following circumstances: (a) if the other party fails to perform any material term of the agreement and fails to cure such breach, subject to prior written notice within a specified time period; or (b) upon the insolvency or occurrence of other specified bankruptcy events.

Prior to the execution of the License Agreement, Shore entered into a settlement arrangement with Impax Laboratories, Inc. (“Impax”) in connection with ongoing patent infringement litigation associated with Impax’s abbreviated new drug application, or ANDA, for a generic version of Fenoglide and a related paragraph iv challenge. The settlement terms grant Impax a sublicense to begin selling a generic version of Fenoglide on October 1, 2015, or earlier under certain circumstances. The settlement arrangement is subject to review by the U.S. Department of Justice and the Federal Trade Commission, as well as entry by the U.S. District Court for the District of Delaware of an order dismissing the litigation. Until such time that the litigation is dismissed, CHRP and Shore will continue to manage the litigation, at their cost and expense. Following the dismissal of the lawsuit by the court, Santarus will assume Shore’s obligations associated with the sublicense to Impax.

The foregoing description of the terms of the License Agreement is qualified in its entirety by reference to the provisions of the License Agreement, which will be filed as an exhibit to Santarus’ Annual Report on Form 10-K for the period ending December 31, 2011.

Santarus issued a press release on December 21, 2011 announcing the execution of the License Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

Statements included in this report that are not a description of historical facts are forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Santarus that its plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in Santarus’ business, including, without limitation: risks related to the license agreement between CHRP/Shore and Santarus (including Santarus’ ability to increase market demand and sales of Fenoglide products; competition from other products, unexpected adverse side effects or inadequate therapeutic efficacy of Fenoglide products; Santarus’ ability to ensure continued supply of Fenoglide products in the U.S. market; the scope and validity of patent protection for Fenoglide products; and the potential for termination of the license agreement); risks related to the settlement arrangement between CHRP/Shore and Impax, including the outcome of any review by the U.S. Department of Justice and the Federal Trade Commission; and other risks detailed in Santarus’ prior press releases and public periodic filings with the Securities and Exchange Commission.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Santarus undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated December 21, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTARUS, INC.

Date: December 21, 2011	By:	/s/ Carey J. Fox
	Name:	Carey J. Fox
	Title:	SVP, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated December 21, 2011